Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Bowater Incorporated:

We consent to incorporation by reference in the following Registration Statements, of our report dated February 6, 1998, relating to the consolidated balance sheet of Bowater Incorporated and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, capital accounts, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997, annual report on Form 10-K of Bowater Incorporated:


                                                                                Filing
Form S-1                                                                         Date
--------                                                                        ------

No. 33-2444    -   Dividend Reinvestment and Stock Purchase Plan
                   of Bowater Incorporated                                      12/27/85

Form S-8
--------
No. 2-92899    -   Bowater Incorporated 1984 Stock Option Plan                  8/23/84

No. 33-16277   -   Bowater Southern Hourly Employees' Profit-
                   Sharing Plan                                                 8/25/87

No. 33-25166   -   Bowater Incorporated 1988 Stock Incentive Plan               10/27/88

No. 33-50152   -   Bowater Incorporated 1992 Stock Incentive Plan               7/28/92

No. 33-61219   -   The Deferred Compensation Plan for Outside
                   Directors of Bowater Incorporated                            7/21/95

No. 33-64371   -   Great Northern Paper, Inc. Hourly 401(k) Savings
                   Plan                                                         11/17/95

No. 33-64373   -   Bowater Communication Papers Inc. Employees'
                   Savings Plan                                                 11/17/95

No. 333-00555  -   Bowater Incorporated Salaried Employees'
                   Savings Plan                                                 1/30/96

No. 333-00587  -   Great Northern Paper, Inc. Savings and Capital
                   Growth Plan for Salaried Employees                           1/31/96




Page 2


No. 333-02989  -  Bowater Incorporated/Carolina Division Hourly
                  Employees' Savings Plan                                       4/30/96

No. 333-16941  -  Great Northern Paper, Inc. Savings and Capital
                  Growth Plan for Salaried Employees                            11/27/96

No. 333-16943  -  Great Northern Paper, Inc. Hourly 401(k) Savings
                  Plan                                                          11/27/96

No. 333-41471  -  Bowater Incorporated Salaried Employees'
                  Savings Plan                                                  12/4/97

No. 333-41473  -  Bowater Incorporated 1997 Stock Option Plan                   12/4/97

No. 333-41475  -  Bowater Incorporated/Coated Paper and Pulp Division
                  Hourly Employees' Savings Plan                                12/4/97

Greenville, South Carolina
March 20, 1998

                                               /s/ KPMG Peat Marwick LLP